                                                                    Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:          Investors:

                  Glenn Sblendorio
                  Chief Financial Officer
                  T: 212-824-3100
                  F: 212-824-3240
                  E-mail : glenn.sblendorio@eyetech.com
                  www.eyetech.com

                          EYETECH PHARMACEUTICALS, INC.

                  REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS

NEW YORK, NY - MAY 3, 2004 - Eyetech Pharmaceuticals, Inc. (Nasdaq: EYET), a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye, today reported its consolidated financial results for the three months ended March 31, 2004.

FIRST QUARTER 2004 FINANCIAL HIGHLIGHTS

- Collaboration revenues of $11.7 million for the first quarter 2004 compared to $7.3 million for the first quarter 2003.

- Operating loss of $15.7 million for the first quarter 2004 compared to an operating loss of $6.0 million for the first quarter 2003. The increased operating loss reflects additional investment in ongoing clinical trials, manufacturing capabilities and initial ramp-up of the sales and marketing effort in anticipation of our planned launch of Macugen(TM) (pegaptanib sodium injection), our lead product candidate, offset by increased collaboration revenues.

- Net loss attributable to common stockholders of $15.8 million for the first quarter of 2004 compared to $7.7 million for the same period in 2003. Basic and diluted net loss per common share was $0.57 in the first quarter of 2004, compared to $2.04 for the same
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      period in 2003. Pro forma basic and diluted loss per common share was
      $0.44 in the first quarter of 2004, compared to $0.29 for the same period of 2003. The pro forma basic and diluted loss per common share gives effect to the automatic conversion of our outstanding convertible preferred stock into shares of common stock upon completion of our initial public offering.

- Initial public offering of common stock completed in the first quarter 2004, raising net proceeds of $152.9 million, including a $10 million private investment from Pfizer Inc.

- $266.9 million in cash, cash equivalents and marketable securities at March 31, 2004.


CONFERENCE CALL AND WEBCAST INFORMATION

Eyetech's senior management will host a conference call on Tuesday, May 4, 2004 beginning at 8:30 a.m., New York time, to discuss the results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing 800-473-6123 (in the United States) or 973-582-2706 (internationally). A playback of the call will be available through May 18, 2004 by dialing 877-519-4471, passcode 4701692 (in the United States), or 973-341-3080, passcode
4701692 (internationally). To access the call by live webcast, please log on to the Investor Relations section of our website at www.eyetech.com. An archived version of the webcast will be available at the same location through May 18, 2004.

In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available on the Investor Relations page of Eyetech's website at www.eyetech.com as soon as practical after the conclusion of the conference call.

ABOUT EYETECH
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Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye. The company's most advanced product candidate is Macugen(TM) (pegaptanib sodium injection), which Eyetech is developing with Pfizer Inc. for the prevention and treatment of diseases of the eye and related conditions. Eyetech's lead clinical trials include two Phase 2/3 pivotal clinical trials for the use of Macugen in the treatment of the wet form of age-related macular degeneration and a Phase 2 clinical trial for the use of Macugen for the treatment of diabetic macular edema.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: our heavy dependence on the success of Macugen, which is still under development; our dependence on our strategic collaboration with Pfizer; obtaining regulatory approval to market Macugen and any other products that we may develop in the future; our dependence on third parties to manufacture Macugen; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the "Risk Factors that May Affect Results" section of our Annual Report on Form 10-K, filed with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.
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EYETECH PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(All amounts in thousands, except per share amounts)
(Unaudited)





                                           THREE MONTHS ENDED
                                               MARCH 31,
                                         ----------------------
                                           2003          2004
                                           ----          ----
Collaboration revenue                    $  7,309      $ 11,713
Costs and expenses:
  Research and development                 11,617        21,931
  Sales and marketing                         568         3,799
  General and administrative                1,103         1,643
                                         --------      --------
      Total costs and expenses             13,288        27,373

Operating loss                             (5,979)      (15,660)

  Interest income, net                        557           648
                                         --------      --------
Net loss                                   (5,422)      (15,012)
  Preferred stock accretion                (2,259)         (816)
                                         --------      --------
Net loss attributable to common
  stockholders                           $ (7,681)     $(15,828)
                                         ========      ========

Basic and diluted net loss per
  common share                           $  (2.04)     $  (0.57)

Weighted average common
  shares outstanding                        3,761        27,530

Pro forma basic and diluted
  net loss per common share              $  (0.29)     $  (0.44)

Pro forma weighted average
  common shares outstanding                26,863        35,782


Each outstanding share of preferred stock of the Company automatically converted into one share of common stock upon completion of the Company's initial public offering. Accordingly, pro forma basic and diluted net loss per common share has been calculated assuming the preferred stock was converted as of the original date of issuance of the preferred stock. Pro forma common shares outstanding for the quarter ending March 31, 2004 of 35,782 is based on the conversion of 8,253 shares of our convertible preferred stock on a weighted average basis as of March 31, 2004.
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EYETECH PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

                                                 DECEMBER 31,    MARCH 31,
                                                     2003           2004
                                                     ----           ----
Cash and cash equivalents                         $  25,014      $ 128,649
Marketable securities                               106,360        138,266
Other current assets                                  3,863          7,520
Net fixed assets and other assets                    14,243         14,043
                                                  ---------      ---------
   Total assets                                   $ 149,480      $ 288,478
                                                  =========      =========

Current liabilities                               $  20,098      $  15,627
Long-term liabilities                               186,971          1,823
Deferred revenue, less current portion               65,417         65,458
Stockholders' equity                               (123,006)       205,570
                                                  ---------      ---------
   Total liabilities and stockholders' equity     $ 149,480      $ 288,478
                                                  =========      =========